SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2011

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐         Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Current Report on Form 8-K of priceline.com Incorporated, dated September 26, 2011, corrects a typographical error in the date of announcement under Item 5.02.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2011, priceline.com Incorporated announced the completion of the previously announced transition of Kees Koolen from his position as Chief Executive Officer of Booking.com to the newly-created position of Chairman of Booking.com.  Mr. Koolen will be succeeded as Chief Executive Officer of Booking.com by Darren Huston, age 45.  Mr. Huston previously served as the Corporate Vice President, Consumer & Online for Microsoft Corporation, a position he held since 2008.  From 2005 to 2008, he served as President and Chief Executive Officer of Microsoft Japan, and prior to that, he was a Senior Vice President at Starbucks Corporation, responsible for acquisitions and new product development.

A copy of priceline.com’s press release announcing Mr. Koolen’s transition and Mr. Huston’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1

Press Release announcing the transition of Kees Koolen from Chief Executive Officer of Booking.com to Chairman of Booking.com, and the appointment of Darren Huston as Chief Executive Officer of Booking.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  October 3, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release announcing the transition of Kees Koolen from Chief Executive Officer of Booking.com to Chairman of Booking.com, and the appointment of Darren Huston as Chief Executive Officer of Booking.com